Exhibit 99.1

Unusual Machines Issues Letter to Shareholders

CEO Allan Evans Shares Q3 2025 Highlights and Provides Strategic Insight into the Company’s Plans

ORLANDO, Florida – November 6, 2025 (ACCESSWIRE) – Unusual Machines, Inc. (NYSE American: UMAC) (“Unusual Machines” or the “Company”), a leading provider of NDAA-compliant drone components, today announced it filed its Form 10-Q with the U.S. Securities and Exchange Commission for the third quarter of 2025 and provided the following letter to its shareholders from CEO Allan Evans.

Dear Shareholders,

This shareholder letter follows the completion of our third quarter of 2025. It has been another record revenue quarter. It is also our first profitable quarter with a net gain of $0.05 per share. We achieved the highest margins in our history and saw great returns on our corporate investments. We closed a financing for $48.5 million of gross proceeds during the quarter and raised another $72.1 million in gross proceeds last month on our ATM. We want to take this opportunity to provide context and deeper insights into our business and discuss Unusual Machines’ future.

Operations Update

Unusual Machines revenue for the third quarter was about $2.13 million which represents a year over year increase for the quarter of approximately 39%. This is our best revenue quarter of all time for the sixth consecutive quarter and was achieved through increasing enterprise sales offsetting weak consumer demand. For the first quarter ever, enterprise sales exceeded 50% of our total revenue. This allowed us to continue to improve gross margins to 39% which represents our highest quarterly margins to date. We expect the increase in enterprise sales to continue throughout 2025 and extend into 2026. We already have more than $16 million in purchase order commitments that we expect to fulfill in Q4 of 2025 through Q2 of 2026. We have a variety of GAAP results that obscure cashflow including $2.1 million in non-cash stock compensation expense and $5.8 million in unrealized gains from our investment strategy. Our non-GAAP adjusted numbers for the third quarter after taking into account the non-cash and non-recurring items resulted in an adjusted net loss from operations of $0.9 million (see Table 2).

Cash Position

We prioritize managing our cash position and cash flow. We started the third quarter with $38.9 million and finished the quarter with $64.3 million. We have subsequently raised an additional $72.1 million in gross proceeds through our ATM in October. The breakdown of the cash position change over the quarter (see Table 1) provides greater detail into our expenses. Total expenses are increasing as we rapidly grow, and we expect it to take a few quarters until revenue and operational gains catch up. We still absolutely prioritize prudent spending and are seeking to get to being consistently cash flow positive in late 2026.

1

Cap Table Changes

The financings have changed our capitalization table substantially. Unusual Machines now has 36.8 million of common shares outstanding with no shareholder to our knowledge owning more than 9.9% of the total. We have over $133 million in cash as of today (which includes the ATM, but excludes investments and inventory), and $0 in debt. Given the cash position, limited cash burn, improving revenues, and diversified shareholder base; we believe the company is in a very strong position to continue to grow quickly.

Looking Ahead

Our priorities moving forward are clear:

•	Grow Revenue: We are being aggressive. This quarter enterprise sales overtook consumer sales and we have over $16 million in purchase orders that we plan on fulfilling in less than a year. We expect these bookings to continue to increase as the government reopens and more of the 2025 and 2026 U.S. Government fiscal budgets are spent on drones.

•	Grow the Company: We have been scaling as quickly as we can. On Monday, we onboarded 31 new employees to help build motors and drone kits. We have expanded from our initial 7,000 square feet and expect to have approximately 70,000 square feet under lease by the end of 2025 with 60,000 square feet dedicated to manufacturing and fulfillment of drone components.

•	Get to Cash Flow Positive: We were profitable this quarter, but we don’t expect that to consistently happen over the next year. We are growing with the focus of our efforts driving us toward positive cash flow once we have scaled to the next revenue milestones. Accounting for growth, we expect to need $30 million in an annual revenue run rate to reach this target and are working toward getting there in 2026.

We are enthusiastic about the future of Unusual Machines. The company is in a great position to capitalize on enterprise sales and take advantage of macroeconomic factors to continue rapidly scaling. We are doing everything we can to capture market share and deliver great products for our customers. We appreciate you all for the confidence and support in our vision. Please reach out with any questions or comments.

Sincerely,

Allan Evans

CEO of Unusual Machines

2

Third Quarter Financial Results

•	Revenues totaled approximately $2.13 million for the three months ended September 30, 2025 as compared to $1.53 million for the three months ended September 30, 2024 which was a 39% increase for the third quarter year over year.
•	Revenues totaled approximately $6.30 million for the nine months ended September 30, 2025 as compared to pro forma revenue of $4.06 million for the nine months ended September 30, 2024, which represents a 55% increase for the first nine months year over year.
•	Gross margin for the third quarter was approximately 39%, which improved related to the increase in enterprise sales, increasing costs related to tariffs and expanding certain retail margins. Our gross margin for the first nine months of the year is approximately 34%.
•	Our loss from operations was approximately $4.9 million for the three months ended September 30, 2025 as compared to an operating loss of $1.4 million for the three months ended September 30, 2024. Included in this is non-cash stock compensation expense of $2.1 million and $0.4 million for the three months ended September 30, 2025 and 2024, respectively.
•	Interest income was $0.7 million for the three months ended September 30, 2025 related to interest earned from our cash balance which increased from our recent common stock offerings.
•	Unrealized gain from short term trading securities was $5.8 million for the three months ended September 30, 2025 related to investment gains from our investments made during the third quarter.
•	Net income attributable to common shareholders for the third quarter 2025 was approximately $1.6 million or $0.05 per share as compared to a net loss of approximately $2.1 million for the third quarter 2024 or $0.30 per share. The improvement in net income from a net loss position during the third quarter primarily related to the increase in our other income from unrealized gains in our short term trading securities and interest income.
•	We had approximately $64.3 million of cash as of September 30, 2025 as compared to $3.7 million as of December 31, 2024. The increase in cash primarily relates to our common stock offerings completed in May and July 2025 and cash exercise of warrants in February 2025. See table 1 for additional details.

For further information concerning our financial results, see the tables attached to this shareholders’ letter.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant component supplier to the fast-growing multi-billion-dollar US drone industry and the global defense business. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information visit Unusual Machines at https://www.unusualmachines.com/.

Safe Harbor Statement

This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements include: our expectation that we will improve gross margins, grow the Company and grow our revenues, expand enterprise sales throughout 2025 and extend into 2025, our ability to become cash flow positive and the timing, our ability to achieve rapid growth, our expectation concerning the impact from tariffs and achieve GAAP validation, that we will be successful leasing a new facility and expand our manufacturing footprint and build our headset production capabilities, our ability to anticipate market conditions, and the impact that the uncertain regulatory environment may have on our ability to accurately model for and grow our consumer business. The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include our expectation that we will commence operations in our new Orlando manufacturing facility in September 2025, the continued availability of commercial real estate near our Orlando, Florida facilities, the availability of a satisfactory labor pool, potential supply chain issues, the impact from tariffs including inflation, and the Risk Factors contained in our Form 10-Q, filed with the SEC on May 8, 2025, Prospectus Supplement filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025 and in our Form 10-K for the year ended December 31, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

CS Investor Relations

917-633-8980

investors@unusualmachines.com

SOURCE: Unusual Machines, Inc.

3

Non-GAAP – Financial Measures

This shareholder letter includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on adjusted net loss, which is a non-GAAP financial measure. We believe that management, analysts, and shareholders benefit from referring to the following non-GAAP financial measure to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measure has inherent limitations because of the excluded items described below.

We have included in Table 2 a reconciliation of our non-GAAP financial measure to the most comparable financial measure calculated in accordance with GAAP. We believe that providing the non-GAAP financial measure, together with reconciliation to GAAP, helps investors make comparisons between the Company and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance.

Table 1

Cash balance at June 30, 2025	$38.9M

Q3 cash financings:
Registered direct offering	44.9M
Employee stock option exercises	0.2M
Interest income	0.7M

Q3 cash spend:
Normal operations	(1.0M)
Non-recurring legal and transaction expenses	(0.3M)
Non-recurring investor relations	(0.9M)
Inventory build up	(6.0M)
Motor facility equipment purchases	(1.3M)
Short-term investments	(11.0M)

Cash Balance at September 30, 2025	$64.3M

Table 2

Net income for three months ended September 30, 2025	$1.6M

Q3 non-cash income and expenses for the three months ended September 30, 2025:
Stock compensation expense	2.1M
Unrealized gains from short term investments	($5.8M)

Q3 non-recurring expenses for the three months ended September 30, 2025:
Investor relations	0.9M
Legal expenses related to acquisitions	0.3M

Adjusted net loss for the three months ended September 30, 2025	$(0.9M)

4

Unusual Machines, Inc.

Consolidated Condensed Balance Sheets

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$64,285,750	$3,757,323
Short-term investments	16,849,713	–
Accounts receivable	309,544	66,575
Inventories	3,118,491	1,335,503
Prepaid inventory	6,921,679	904,728
Other current assets	218,871	31,500
Total current assets	91,704,048	6,095,629

Non-current assets:
Property and equipment, net	1,728,661	570
Operating lease right-of-use asset, net	1,268,278	323,514
Other assets	84,693	59,426
Goodwill	7,402,906	7,402,906
Intangible assets, net	2,164,264	2,225,530
Unallocated purchase price provisional, Rotor Lab (See note 3)	8,725,968	–
Total non-current assets	21,374,770	10,011,946

Total assets	$113,078,818	$16,107,575

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,167,242	$668,732
Operating lease liability	247,957	67,820
Deferred revenue	1,518,736	197,117
Contingent consideration	3,000,000	–
Total current liabilities	5,933,935	933,669

Non-current liabilities
Deferred tax liability	93,793	93,793
Operating lease liability – non-current	1,035,175	262,171
Total non-current liabilities	1,128,968	355,964

Total liabilities	7,062,903	1,289,633

Commitments and contingencies (See note 13)

Stockholders’ equity:
Preferred stock - $0.01 par value, 10,000,000 authorized (See note 10)
Series A preferred stock - $0.01 par value, 4,250 designated and 0 and 0 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	–	–
Series B preferred stock - $0.01 par value, 1,000 designated and 0 and 0 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	–	–
Series C preferred stock - $0.01 par value, 3,000 designated and 0 and 0 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	–	–
Common stock - $0.01 par value, 500,000,000 authorized and 31,568,949 and 15,122,018 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	315,688	151,221
Additional paid in capital	150,239,016	50,580,235
Accumulated deficit	(44,541,067)	(35,913,514)
Cumulative foreign currency translation adjustment	2,278	–
Total stockholders’ equity	106,015,915	14,817,942
Total liabilities and stockholders’ equity	$113,078,818	$16,107,575

5

Unusual Machines, Inc.

Consolidated Condensed Statement of Operations

For the Three and Nine Months Ended September 30, 2025 and 2024

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Revenues	$2,134,588	$1,531,264	$6,300,857	$3,561,303

Cost of goods sold	1,294,200	1,131,777	4,168,984	2,569,209

Gross Margin	840,388	399,487	2,131,873	992,094

Operating Expenses
Operations	636,705	218,126	1,343,584	544,220
Research and development	39,369	15,000	110,002	42,078
Sales and marketing	373,539	252,253	883,514	795,643
General and administrative	4,730,063	1,374,989	15,151,160	3,728,749
Depreciation and amortization	22,449	171	63,635	513
Total operating expenses	5,802,125	1,860,539	17,551,894	5,111,203

Loss from operations	(4,961,737)	(1,461,052)	(15,420,021)	(4,119,109)

Other income and (expense)
Interest income	715,489	180	942,755	180
Unrealized gain in short term investments	5,849,713	–	5,849,713	–
Interest expense	–	(41,465)	–	(101,648)
Loss on debt extinguishment	–	(685,151)	–	(685,151)
Change in fair value of derivatives and warrant liabilities	–	43,238	–	43,238
Other income and (expense)	6,565,202	(683,198)	6,792,468	(743,381)

Net income (loss)	$1,603,465	$(2,144,250)	$(8,627,553)	$(4,862,490)

Net income (loss) per share attributable to common stockholders
Basic	$0.05	$(0.30)	$(0.38)	$(0.63)
Diluted	$0.05	$(0.30)	$(0.38)	$(0.63)

Weighted average common shares outstanding
Basic	30,002,179	7,147,866	22,610,516	7,749,285
Diluted	30,581,194	7,147,866	22,610,516	7,749,285

6

Unusual Machines, Inc.

Consolidated Condensed Statement of Changes in Stockholders’ Equity

For the Three and Nine Months Ended September 30, 2025 and 2024

(Unaudited)

Three and Nine Months Ended September 30, 2024

	Series A, Preferred Stock		Series B, Preferred Stock		Series C, Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2023	–	$–	190	$2	–	$–	3,217,255	$32,173	$5,315,790	$(3,933,046)	$1,414,919

Issuance of common shares as settlement	–	–	–	–	–	–	16,086	161	64,183	–	64,344
Issuance of common shares, initial public offering, net of offering costs	–	–	–	–	–	–	1,250,000	12,500	3,837,055	–	3,849,555
Issuance of common shares, business combination	–	–	–	–	–	–	4,250,000	42,500	16,957,500	–	17,000,000
Conversion of preferred shares	–	–	(120)	(1)	–	–	600,000	6,000	(5,999)	–	–
Net loss	–	–	–	–	–	–	–	–	–	(1,106,002)	(1,106,002)
Balance, March 31, 2024	–	$–	70	$1	–	$–	9,333,341	$93,334	$26,168,529	$(5,039,048)	$21,222,816

Conversion of preferred shares	–	–	(20)	–	–	–	100,000	1,000	(1,000)	–	–
Issuance of common shares, equity incentive plan	–	–	–	–	–	–	977,899	9,779	(9,779)	–	–
Stock compensation expense - vested stock	–	–	–	–	–	–	–	–	346,854	–	346,854
Stock option compensation expense	–	–	–	–	–	–	–	–	14,389	–	14,389
Net loss	–	–	–	–	–	–	–	–	–	(1,612,238)	(1,612,238)
Balance, June 30, 2024	–	$–	50	$1	–	$–	10,411,240	$104,113	$26,518,993	$(6,651,286)	$19,971,821

Issuance of common shares, equity incentive plan	–	–	–	–	–	–	23,743	237	(237)	–	–
Exchange of common shares for Series A preferred	4,250	43	–	–	–	–	(4,250,000)	(42,500)	42,457	–	–
Exchange of convertible note for Series C preferred	–	–	–	–	210	2	–	–	999,998	–	1,000,000
Stock compensation expense – vested stock	–	–	–	–	–	–	–	–	375,345	–	375,345
Stock option compensation expense	–	–	–	–	–	–	–	–	23,086	–	23,086
Net loss	–	–	–	–	–	–	–	–	–	(2,144,250)	(2,144,250)
Balance, September 30, 2024	4,250	$43	50	$1	210	$2	6,184,983	$61,850	$27,959,642	$(8,795,536)	$19,226,002

7

Unusual Machines, Inc.

Consolidated Statement of Changes in Stockholders’ Equity

For the Three and Nine Months September 30, 2025 and 2024

(Unaudited)

Three and Nine Months Ended September 30, 2025

	Series A, Preferred Stock		Series B, Preferred Stock		Series C, Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Other Comprehensive Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Income	Equity
Balance, December 31, 2024	–	$–	–	$–	–	$–	15,122,018	$151,221	$50,580,235	$(35,913,514)	$–	$14,817,942

Issuance of common shares, equity incentive plan	–	–	–	–	–	–	483,546	4,835	(4,835)	–	–	–
Issuance of common shares for exercise of warrants	–	–	–	–	–	–	1,224,606	12,246	2,424,720	–	–	2,436,966
Stock compensation expense - vested stock	–	–	–	–	–	–	–	–	1,883,433	–	–	1,883,433
Stock compensation expense	–	–	–	–	–	–	–	–	22,940	–	–	22,940
Net loss	–	–	–	–	–	–	–	–	–	(3,266,279)	–	(3,266,279)

Balance, March 31, 2025	–	$–	–	$–	–	$–	16,830,170	$168,302	$54,906,493	$(39,179,793)	$–	$15,895,002

Issuance of common shares, Management/BOD	–	–	–	–	–	–	208,336	2,082	(2,082)	–	–	–
Issuance of common shares, Option exercises	–	–	–	–	–	–	94,650	947	366,923	–	–	367,870
Issuance of common shares, consulting services	–	–	–	–	–	–	4,630	46	(46)	–	–	–
Issuance of common shares, advisory board	–	–	–	–	–	–	150,000	1,500	(1,500)	–	–	–
Issuance of common shares, public offering	–	–	–	–	–	–	8,000,000	80,000	36,416,000	–	–	36,496,000
Stock option compensation expense	–	–	–	–	–	–	–	–	576,831	–	–	576,831
Stock Compensation expense - vested stock	–	–	–	–	–	–	–	–	4,936,497	–	–	4,936,497
Net loss	–	–	–	–	–	–	–	–	–	(6,964,739)	–	(6,964,739)

Balance, June 30, 2025	–	$–	–	$–	–	$–	25,287,786	$252,877	$97,199,116	$(46,144,532)	$–	51,307,461

Issuance of common shares, Management/BOD	–	–	–	–	–	–	589,232	5,892	(5,892)	–	–	–
Issuance of common shares, Option exercises	–	–	–	–	–	–	25,250	253	133,487	–	–	133,740
Issuance of common shares, consulting services	–	–	–	–	–	–	1,539	15	(15)	–	–	–
Issuance of common shares, public offering	–	–	–	–	–	–	5,000,000	50,000	44,851,000	–	–	44,901,000
Issuance of common shares, Rotor Lab acquisition	–	–	–	–	–	–	656,642	6,566	5,916,345	–	–	5,922,911
Issuance of common shares - warrant exercises	–	–	–	–	–	–	8,500	85	42,415	–	–	42,500
Stock compensation expense	–	–	–	–	–	–	–	–	114,960	–	–	114,960
Stock compensation expense – vested stock	–	–	–	–	–	–	–	–	1,987,600	–	–	1,987,600
Net income	–	–	–	–	–	–	–	–	–	1,603,465	–	1,603,465
Equity adjustment from foreign currency translation	–	–	–	–	–	–	–	–	–	–	2,278	2,278

Balance, September 30, 2025	–	$–	–	$–	–	$–	31,568,949	$315,688	$150,239,016	$(44,541,067)	$2,278	$106,015,915

8

Unusual Machines, Inc.

Consolidated Condensed Statement of Cash Flows

For the Nine Months Ended September 30, 2025 and 2024

(Unaudited)

	Nine Months Ended September 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(8,627,553)	$(4,862,490)
Depreciation and amortization	63,635	513
Stock compensation expense as settlement	–	64,344
Stock compensation expense	9,522,261	759,673
Unrealized gains from short term investments	(5,849,713)	–
Bad debt	12,146	–
Change in fair value for warrant and derivative liabilities	–	(43,239)
Loss on debt extinguishment, non-cash component	–	663,250
Change in assets:
Accounts receivable	(122,696)	(73,109)
Inventory	(1,746,100)	337,562
Prepaid inventory	(6,016,951)	(319,532)
Other assets	(165,529)	(29,100)
Operating lease right-of-use asset	72,202	–
Change in liabilities:
Accounts payable and accrued expenses	406,399	630,595
Operating lease liabilities	(80,346)	(33,056)
Customer deposits and other current liabilities	1,137,953	186,076
Net cash used in operating activities	(11,394,294)	(2,718,513)

Cash flows from investing activities
Cash portion of consideration paid for acquisition of businesses, net of cash received	93,054	(852,801)
Investments in short term securities	(11,000,000)	–
Purchases of property and equipment	(1,550,687)	–
Net cash used in investing activities	(12,457,633)	(852,801)

Cash flows from financing activities:
Proceeds from issuance of common shares, IPO	–	5,000,000
Proceeds from issuance of common shares, public offering	40,000,000	–
Proceeds from issuance of common shares, registered direct	48,500,000	–
Proceeds from option exercises	501,610	–
Proceeds from issuance of common shares, warrant exercises	2,479,466	–
Common share issuance offering costs	(7,103,000)	(637,687)
Net cash provided by financing activities	84,378,076	4,362,313

Net increase in cash	60,526,149	790,999
Effect of exchange rate changes on cash	2,278	–

Cash, beginning of period	3,757,323	894,773

Cash, end of period	$64,285,750	$1,685,772

Supplemental disclosures of cash flow information:
Non-cash consideration paid for assets acquired and liabilities assumed	$8,922,911	$19,000,000
Non-cash right of use asset and liability	$973,443	$–
Deferred acquisition costs	$–	$100,000
Deferred offering costs recorded as reduction of proceeds	$–	$512,758

9